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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 13, 1999

                             BOYD GAMING CORPORATION
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                                     ------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

               1-12168                               88-0242733
               -------                               ----------
      (Commission File Number)                    (I.R.S. Employer
                                                 Identification No.)

                           2950 South Industrial Road
                             Las Vegas, Nevada 89109
                           --------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 792-7200
                                 --------------
                         (Registrant's telephone number,
                              including area code)

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ITEM 5.  OTHER EVENTS

         On June 27, 1999, Boyd Gaming Corporation (the "Company") entered into a definitive Unit Purchase Agreement (the "Agreement") by and among the Company, Boyd Indiana, Inc., Blue Chip Casino, Inc., Blue Chip Casino, LLC, and certain individuals, to acquire 100% of the equity interests (the "Equity Interests") in Blue Chip Casino, LLC, following the transfer of the Blue Chip riverboat casino and related assets from Blue Chip Casino, Inc. to Blue Chip Casino, LLC.

         Pursuant to the terms of the Agreement, Boyd Indiana will acquire the Equity Interests in Blue Chip Casino, LLC for approximately $255 million (subject to adjustment) and will acquire a hotel and parking facility currently under construction for an additional $18.6 million. Closing of the transaction is conditioned upon, among other things, approval by the Indiana Gaming Commission. The Company plans to fund the acquisition from its pending $600 million bank credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  99.1     Text of Press Release dated June 28, 1999.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BOYD GAMING CORPORATION

Date:  July 6, 1999                      /s/ Keith E. Smith
                                         ---------------------------------------
                                         Keith E. Smith
                                         Executive Vice President - Operations


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                                INDEX TO EXHIBITS

      EXHIBIT                      DESCRIPTION
      -------                      -----------
        99.1          Text of Press Release dated June 28, 1999.